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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51120) of PeoplePC Inc. of our report dated February 14, 2001, except for the information contained in Note 14 for which the date is April 2, 2001, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

San Francisco, California
April 2, 2001